UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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BEASLEY BROADCAST GROUP, INC.

(Name of Registrant as Specified In Charter)

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3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2017

The Annual Meeting of Stockholders of Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 8, 2017, at 12:00 p.m. Eastern time, at the corporate offices of Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida for the following purposes:

1.	The election of nine directors to hold office until the next Annual Meeting of stockholders and until their respective successors have been elected or appointed;

2.	An advisory vote to approve named executive officer compensation;

3.	The approval of the 2007 Equity Incentive Award Plan; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the attached Proxy Statement.

The Company’s Board of Directors has fixed April 10, 2017 as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.

The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the Annual Report to Stockholders for the year ended December 31, 2016.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. The notice accompanying this Proxy Statement contains instructions on how to submit your proxy by telephone. Whether or not you expect to attend in person, we urge you to vote as promptly as possible. You will be most welcome at the meeting and may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors,

Joyce Fitch, Secretary

Naples, Florida

April 24, 2017

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

PROXY STATEMENT

The Board of Directors of Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), is soliciting your proxy with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 8, 2017, at 12:00 p.m. Eastern time, at the corporate offices of Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida, and any adjournment or postponement thereof. This Proxy Statement and the Company’s Annual Report to Stockholders are first being made available to stockholders on or about April 24, 2017.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company as of 5:00 p.m. Eastern time, April 10, 2017, which is the “Record Date,” will be entitled to vote at the Annual Meeting. At the close of business on April 10, 2017, the Company had 12,175,356 shares of Class A Common Stock outstanding (the “Class A Shares”), and 16,662,743 shares of Class B Common Stock outstanding (the “Class B Shares” and together with the Class A Shares, the “Common Stock”).

Under the Company’s Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws (the “Bylaws”), in the election of directors, the holders of the Class A Shares are entitled by class vote, exclusive of all other stockholders, to elect two of the Company’s directors, with each Class A Share being entitled to one vote. With respect to the election of the other seven directors and all other matters submitted to the stockholders for vote, the holders of Class A Shares and Class B Shares shall vote as a single class, with each Class A Share being entitled to one vote and each Class B Share entitled to ten votes.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. Except with respect to the election of directors (which is discussed separately under “Proposal 1: Election of Directors”) and except in certain other specific circumstances, the affirmative vote of a majority of votes cast in person or by proxy at a duly held meeting at which a quorum is present is required under Delaware law and our Bylaws for approval of proposals presented to stockholders.

The Inspector will also determine whether or not a quorum is present. Our Bylaws provide that a quorum consists of the presence in person or by proxy of a majority of the votes entitled to be cast on a matter to be acted upon at the Annual Meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is deemed present but it is not deemed a vote cast. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are included in determining whether a quorum is present but are not included in the tabulation of the voting results. As such, abstentions and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding common stock.

Shareholders of record may submit their proxy by telephone prior to the Annual Meeting, rather than filling out and mailing a proxy card. To help explain this process, we have included a brief question and answer section below.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record, you can vote by telephone by following the instructions on the Notice of Availability of Proxy Materials.

If your shares are held in the name of a bank, broker or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank’s or other record holder’s voting process. Your bank, broker or other record holder may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other record holder.

How will my proxy be voted?

Your proxy, when properly submitted by telephone and not revoked, will be voted in accordance with your instructions. If any other matter is properly presented, the persons named as proxies will have discretion to vote in their best judgment.

Unless you give other instructions when you cast your vote by telephone, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors and a vote will be cast FOR the election of directors, FOR the advisory vote to approve named executive officer compensation, FOR the approval of the 2007 Equity Incentive Award Plan and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

May I revoke or change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is actually voted by:

•	giving written notice of revocation to our Secretary, Joyce Fitch;

•	by delivering a proxy bearing a later date (including by telephone); or

•	by attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

How do I vote my shares in person at the Annual Meeting?

Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other record holder that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above and on the Notice of Availability of Proxy Materials, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What is the deadline for voting my shares?

If you are a shareholder of record, and plan to vote by telephone, your vote must be received by 11:59 p.m. Eastern time on June 7, 2017. If your shares are held in street name, you should return your voting instructions in accordance with the instructions provided by the bank, broker or other record holder that holds the shares on your behalf.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of stockholders or until their respective successors are elected or appointed. Nominees for election to the Board of Directors shall be approved by the following vote:

•

For Nominees to be Elected by the Holders of the Class A Shares: by a plurality of the votes cast by the holders of Class A Shares present in person or by proxy at the Annual Meeting, with each share being entitled to one vote.

•

For Nominees to be Elected by the Holders of All Classes of Common Stock: by a plurality of the votes cast by the holders of all classes of Common Stock present in person or by proxy at the Annual Meeting, with each Class A Share being entitled to one vote and each Class B Share being entitled to ten votes.

Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

The Board believes that each of the nominees listed brings strong skills and extensive experience to the Board, giving the Board as a group the appropriate skills to exercise its oversight responsibilities.

Nominees to be Elected by the Holders of the Class A Shares:

Mark S. Fowler, age 75, has been an independent Director of Beasley Broadcast Group, Inc. since February 2000. Since 2010, Mr. Fowler has been the Managing Member of LN2 DB, LLC, formerly known as Digital PowerRadio, LLC, a digital broadcast technology company. Since 2010, Mr. Fowler has been a co-founder of Critical Alert Systems, LLC, a high power wireless critical alert messaging service focused primarily on serving hospitals. Mr. Fowler served as a Director of TalkAmerica, Inc., a publicly held company until the company was sold in December 2006. Mr. Fowler also served as Chairman of AssureSat, Inc., a satellite services provider that he co-founded in 1997 until the company was dissolved in December 2004. Mr. Fowler was a senior communications counsel at the law firm of Latham & Watkins LLP from 1987 until 2000 and in that capacity represented telecommunications companies, including broadcast companies. Mr. Fowler served as Chairman of the FCC from 1981 until 1987. Mr. Fowler’s qualifications for election to the Board of Directors include his extensive legal and regulatory knowledge gained through his past service as Chairman of the FCC and a lawyer specializing in communications law for more than twenty years. Mr. Fowler also brings with him his entrepreneurial experiences as a founder and board member of three start-up companies.

Herbert W. McCord, age 74, has been an independent Director of Beasley Broadcast Group, Inc. since May 2000. Mr. McCord currently is President of Granum Communications Corporation, a management consulting firm specializing in the radio industry, which he founded in 1996. Prior to starting Granum, Mr. McCord worked in the radio industry at the station and management levels for over 30 years. Mr. McCord served as a member of the Board of Trustees of the Radio Advertising Bureau for 25 years. Mr. McCord’s qualifications for election to the Board of Directors span 30 years of experience in the radio broadcast industry, including valuable insights gained through his service as President of a management company specializing in the radio broadcast industry and his service on the boards of other entities.

Nominees to be Elected by the Holders of All Classes of Common Stock:

George G. Beasley, age 85, founded Beasley Broadcast Group, Inc. in 1961 and has served since its inception as the Company’s Chairman of the Board of Directors. Mr. Beasley also served from 1961 until March 2016 as Chief Executive Officer of the Company. Mr. Beasley was appointed to the Board of Trustees of Appalachian State University. He served on the North Carolina Association of Broadcasters’ Board of Directors for eight years, as well as its President and Vice President. Mr. Beasley has a B.A. and M.A. from Appalachian State University. George G. Beasley is the father of Bruce G. Beasley, Caroline Beasley and Brian E. Beasley. Mr. Beasley’s qualifications for election to the Board of Directors include his fifty-five years of management experience in the radio broadcast industry. In 2016, Mr. Beasley was inducted into the prestigious National Radio Hall of Fame. He is the founder of the Company and brings with him unsurpassed knowledge of the Company, its history and its competitors.

Caroline Beasley, age 54, was appointed Chief Executive Officer of Beasley Broadcast Group, Inc. on January 1, 2017, previously serving as interim Chief Executive Officer from March 18, 2016 until December 31, 2016 and as Executive Vice President, Chief Financial Officer, Treasurer and Secretary beginning in 1994. Ms. Beasley joined the Company in 1983, having held a position as a Director of the Company since that time. Over her tenure prior to 1994, she served in various positions, including Business Manager, Assistant Controller and Corporate Controller. Ms. Beasley currently serves on the Board of Directors of BMI. In addition, she is a member of the Board of Directors of the National Association of Broadcasters (NAB), and previously served on the Radio Executive Committee of the NAB Board of Directors. Ms. Beasley is a past Chairman of the NAB Radio Board, and was elected to serve once again as Radio Board Chair in January 2017. She previously served on the Board of Directors of the Radio Music License Committee. In 2017, Ms. Beasley was honored by Radio Ink magazine as Radio Executive of the Year. Ms. Beasley has been named one of the “40 Most Powerful People in Radio” in 2011, 2012 and 2016. She is a member of the North Carolina Association of Broadcasters as well as a member of the Board of Visitors at her alma mater, the University of North Carolina, where she earned a B.S. degree. Ms. Beasley is the daughter of George G. Beasley and the sister of Bruce G. Beasley and Brian E. Beasley. Ms. Beasley’s qualifications for election to the Board of Directors include her valuable financial expertise, gained through her experience in various capacities at the Company over the past thirty years. Ms. Beasley also has gained valuable insight into the radio broadcast industry through her service on the boards of the industry groups mentioned above.

Bruce G. Beasley, age 59, has served as Beasley Broadcast Group, Inc.’s President since 1997, Chief Operating Officer from 2006 through 2016, Co-Chief Operating Officer from February 2001 until February 2006, and as a Director of Beasley Broadcast Group, Inc. since 1980. He began his career in the broadcasting business with the Company in 1975 and since that time has served in various capacities, including General Sales Manager of a radio station, General Manager of a radio station and Vice President of Operations of the Company. Mr. Beasley serves on the Board of Directors of the Radio Advertising Bureau. Mr. Beasley has a B.S. from East Carolina University. Mr. Beasley is the son of George G. Beasley and the brother of Caroline Beasley and Brian E. Beasley. Mr. Beasley’s qualifications for election to the Board of Directors include his extensive knowledge of the radio broadcast industry gained through his service at all levels of employment with the Company, from station sales manager to his current position as President.

Brian E. Beasley, age 57, was appointed Beasley Broadcast Group, Inc.’s Chief Operating Officer on January 1, 2017. He previously served as Vice President of Operations from 1997 until December 31, 2016. He has served as a Director of Beasley Broadcast Group, Inc. since 1982. He brings 40 years of media experience to this position. Mr. Beasley serves on the Board of Directors of the Radio Advertising Bureau and has served on the Board of Directors of the North Carolina Association of Broadcasters. Mr. Beasley earned a B.S. degree from East Carolina University. Mr. Beasley is the son of George G. Beasley and the brother of Bruce G. Beasley and Caroline Beasley. Mr. Beasley’s qualifications for election to the Board of Directors include his valuable experience and knowledge of day-to-day operations at the Company. He has gained this experience by serving at all levels of our organization, from Account Executive to his current position as Vice President of Operations.

Joe B. Cox, age 77, has been an independent Director of Beasley Broadcast Group, Inc. since February 2000. Mr. Cox is of counsel at the law firm of Ackerman, LLP. Prior to joining Ackerman LLP, he was a partner at the law firm of Cox & Carlson. Mr. Cox has practiced law for over 40 years, primarily in the tax, corporate and estate law areas. Mr. Cox’s qualifications for election to the Board of Directors include his extensive experience as an attorney practicing in the areas of tax, business transactions and estate law. He also has significant experience with audit and accounting matters, having served on the Audit Committee of this Company and previously on the Audit Committee of the Bank of Florida Corp.

Allen B. Shaw, age 73, has served as Vice Chairman of the Board of Directors of Beasley Broadcast Group, Inc. since February 2001. Mr. Shaw also served as Co-Chief Operating Officer of the Company from February 2001 to January 2006. From 1997 to February 2001, Mr. Shaw was the President and Chief Executive Officer of Centennial Broadcasting and he resumed those positions with a new entity called Centennial Broadcasting II, LLC effective October 1, 2004. Centennial Broadcasting II, LLC currently owns 6 radio stations in Virginia. Mr. Shaw previously was employed as the Chief Operating Officer of the Company from 1985 to 1990. Mr. Shaw serves as a Director of the Library of American Broadcasting. Mr. Shaw’s qualifications for election to the Board of Directors include his extensive knowledge of the radio broadcast industry and significant executive management experience gained through 47 years as a senior executive and chief executive officer of radio broadcast companies.

Peter A. Bordes, Jr., age 53, was appointed to the Board of Directors of Beasley Broadcast Group, Inc. on November 1, 2016 upon the closing of the merger of Greater Media, Inc. into the Company. Mr. Bordes was one of the owners of Greater Media, Inc., where he served as a member of its Board of Directors from 2008 until October 31, 2016. Mr. Bordes is a co-founder of oneQube, and he has been its Chief Executive Officer since 2011. Prior to founding oneQube, Mr. Bordes was the CEO of MediaTrust from 2008 to 2011. He has served as a Director of PeekYou LLC since 2010 and as a Director of OCEARCH since 2014. Mr. Bordes has been involved during much of his career in the banking and venture capital industries. Mr. Bordes qualifications for election to the Board of Directors include his years of service on the Board of Directors of Greater Media, Inc., as well as his involvement in media and capital venture entities.

Unless otherwise indicated, proxies received will be voted FOR the election of each of the nominees named above.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote “FOR” the election of all nominees named above.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors met nine times during 2016 and did not act by unanimous written consent. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors of which he or she was a member. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders, but encourages directors to attend. All of our then-current directors, except Mr. George Beasley and Mr. Fowler, attended the 2016 Annual Meeting of Stockholders.

Controlled Company

The Company qualifies as a “controlled company,” within the meaning of Rule 5615(c)(1) of the NASDAQ Listing Rules. The Company currently qualifies as a controlled company because more than 50% of the Company’s voting power is controlled by the Company’s Chairman, George Beasley. As a result, the Company is not required to have a Board of Directors consisting of a majority of Directors who are independent or compensation committee or nominating committee composed solely of independent directors.

Leadership Structure

The Board of Directors believes that the appropriate leadership structure should be based on the needs and circumstances of the Board, the Company and its stockholders at a given point in time, and that the Board should remain adaptable to shaping the leadership structure as those needs change in the future.

The Board of Directors currently separates the role of Chairman of the Board from the role of Chief Executive Officer. The Board, believes that this leadership model is efficient and effective for the Company at this time, because the Company continues to benefit from George Beasley’s wealth of knowledge and experience while he serves in the role of Chairman. The Board believes that Mr. Beasley, as the founder and majority shareholder of our Company with more than fifty years of management experience in the radio broadcast industry, has detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and is thus best positioned to identify the key risks facing the organization and ensure that these are brought to the attention of the Board. In his role as Chairman, Mr. Beasley helps the Board identify strategic priorities, leads the Board in its oversight responsibilities and facilitates and presides over Board meetings. He also assists with communications between the Board members and management.

This separation of roles allows the Chief Executive Officer, Caroline Beasley, to focus on the day-to-day business of the company, including executing the Company’s strategic plan, managing the Company’s operations and performance, and managing the integration of the Company’s recent, transformative acquisition of Greater Media.

The Company has procedures to ensure a strong and independent Board. The Audit Committee and the Compensation Committee consist entirely of non-management directors. In addition to their responsibilities on these Committees, these independent directors meet in executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The Board has not designated a lead independent director.

The Board’s Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management activities and the Board’s role is to engage in informed risk oversight. In fulfilling this oversight role, the Board of Directors focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management processes and overall risk management system.

The Board performs this function by receiving management updates on the Company’s business operations, financial results and strategy at its regularly scheduled meetings. The Audit and Compensation Committees, which consist entirely of independent directors, assist the Board in its oversight of risk management. Currently, the risk areas reported to the Board relate to credit risk, liquidity risk, fraud risk and operational risks including regulatory, economic, competitive, legal, and mergers and acquisitions risks.

The Board administers its risk oversight function by (i) identifying key areas of risk exposure facing the Company; (ii) discussing the level of risk the Company is willing to take and the variance from stated risk tolerance that is considered acceptable; (iii) identifying and discussing the key risk indicators and the early warning signs of increased risk exposure; and (iv) discussing with management the Company’s guidelines for monitoring risk indicators and encouraging communication of key risk indicators to management and the Board.

Committees of the Board of Directors

During 2016, the Board of Directors had an Audit Committee and a Compensation Committee.

The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. The Board of Directors is not required to have a nominating committee because the Company is a controlled company as defined in the NASDAQ Listing Rules. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the full Board of Directors will consider recommendations from stockholders, which should be addressed to Joyce Fitch, Secretary of Beasley Broadcast Group, Inc. at the Company’s address. The Company has not adopted a formal process because it believes that the informal consideration process has been adequate to date.

The Board does not have a specific policy regarding diversity of director candidates. However, as a matter of practice the Board recommends candidates based on the diversity of their business or professional experience, background, talents and perspectives. The Board considers diversity in the context of the Board as a whole and takes into account the personal characteristics, including gender, ethnicity and age, and experience, including financial expertise, educational and professional background of current and prospective directors. The Board believes this process will best facilitate Board deliberations that reflect a broad range of perspectives and lead to a more effective decision-making process.

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Messrs. Cox, Fowler and McCord, each of whom is an Independent Director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Cox is an Audit Committee financial expert as that term is defined in the Exchange Act. The responsibilities of the Audit Committee as set forth in its written charter include:

•	Recommending to the Board of Directors independent auditors to conduct the annual audit of the Company’s financial statements;

•	Reviewing the proposed scope of the audit and approving the audit fees to be paid;

•	Reviewing the Company’s accounting and financial controls with the independent auditors and its financial and accounting staff; and

•	Reviewing and approving transactions, other than compensation matters, between the Company and its directors, officers and affiliates.

The Audit Committee met seven times during 2016 and did not act by unanimous written consent. The current charter of the Audit Committee is available on the Company’s website at www.bbgi.com.

The Compensation Committee consists of Messrs. Cox, Fowler, and McCord each of whom is an Independent Director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. This Committee is responsible for establishing compensation policies for the Company’s executive officers, including the Chief Executive Officer, and reviewing the Company’s compensation plans to ensure that they meet corporate objectives. The responsibilities of the Compensation Committee also include administering and interpreting the 2007 Equity Incentive Award Plan of the Company. The Compensation Committee met six times during 2016 and did not act by unanimous written consent. As a “controlled company,” the Compensation Committee is not required to, and does not, have a charter.

Stockholder Communication with Board Members

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process (in which stockholder communications received by the Secretary for the Board’s attention, or summaries thereof, will be forwarded to the Board) has served the Board’s and the stockholders’ needs. In view of SEC disclosure requirements relating to this issue, the Board of Directors may consider developing more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board of Directors should be sent to it in care of the Secretary.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the overall compensation of our named executive officers as disclosed in this Proxy Statement. This advisory vote is commonly referred to as “say-on-pay.”

In 2013, the Board recommended that this say-on-pay vote be conducted annually and stockholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board has determined that it will include an advisory resolution to approve named executive officer compensation annually until the next vote to determine the frequency of such an advisory vote in 2019.

Our executive compensation programs are designed to convey recognition of services performed by the recipients and motivate and retain the recipients over the long term. The purpose of the executive compensation is to provide competitive compensation in order to attract, motivate, and retain talented and experienced executives, who are instrumental to our success, and to reward the executive officers for the achievement of short-term and long-term strategic and operational goals and the creation of enhanced value for our stockholders. We seek to closely align the interests of our named executive officers with the interests of our stockholders, and our Compensation Committee regularly reviews named executive officer compensation against peer companies, the general market trend and other industry data to ensure that such compensation is consistent with our compensation philosophy.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table, the other related compensation tables and narrative discussion.”

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

Recommendation of the Board of Directors:

The Board of Directors unanimously recommends a vote “FOR” proposal number 2.

PROPOSAL NO. 3: APPROVAL OF THE 2007 EQUITY INCENTIVE AWARD PLAN

We are asking the stockholders to approve the Beasley Broadcast Group, Inc. (the “2007 Plan”) to (i) extend the term of the plan until March 27, 2027, (ii) increase the number of shares available for issuance under the 2007 Plan by 3,500,000 and (iii) re-approve the 2007 Plan for purposes of Section 162(m) of the Code, as described below.

The following summarizes the terms of the 2007 Plan and the summary is qualified by reference to the full text of the 2007 Plan, which is attached as Appendix A to this Proxy Statement.

General

The Board of Directors of the Company (the “Board”) adopted the 2007 Plan for members of the Board, and employees or consultants of the Company, its parent, and its subsidiaries. The 2007 Plan originally become effective upon its approval by our stockholders in 2007 and its original ten year term ended on March 27, 2017. If the 2007 Plan, as amended, is approved by the stockholders as set forth below, the term of the 2007 Plan will extend until March 27, 2027.

The Board believes that the 2007 Plan will continue to promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance to generate superior returns to Company stockholders. The Board further believes that the 2007 Plan will continue to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees and consultants upon whose judgment, interest, and special effort the successful operation of the Company is largely dependent.

The 2007 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, performance bonus awards, and performance-based awards to eligible participants. No option awards are outstanding under the 2007 Plan.

A summary of the principal provisions of the 2007 Plan is set forth below.

Administration

The 2007 Plan will be administered by a committee, which may be the Board or a committee appointed by the Board (collectively, the “Committee”). With respect to awards to independent directors, the Board will administer the 2007 Plan. With respect to awards to employees and consultants, the Committee will administer the 2007 Plan, and will consist solely of two or more Board members who are non-employee directors, and with respect to performance-based awards, outside directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”). The Committee may delegate to a committee of one or more Board members or one or more Company officers the authority to grant or amend awards under the 2007 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Company officers (or Board members) to whom the authority to grant or amend awards under the 2007 Plan has been delegated.

The Committee will have the exclusive authority to administer the 2007 Plan, including the power to (i) determine participants under the 2007 Plan, (ii) determine the types of awards granted to participants under the 2007 Plan, the number of such awards, and the number of shares of Class A common stock of the Company (the “Common Stock”) subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2007 Plan, and (iv) adopt rules for the administration, interpretation and application of the 2007 Plan.

Eligibility

Persons eligible to participate in the 2007 Plan include all Board members, all full-time and certain part-time employees, and certain consultants of the Company, its parent, and its subsidiaries, as determined by the Committee. As of April 10, 2017, there were nine Board members, 1,403 employees and no consultants who would have been eligible for awards under the 2007 Plan as amended.

Limitation on Awards and Shares Available

If the 2007 Plan, as amended, is approved by the stockholders as set forth below, the maximum number of shares of Common Stock available for issuance under the 2007 Plan will be to equal 7,500,000, plus any shares that return to the 2007 Plan as a result of outstanding awards that expire or lapse for any reason. The 2007 Plan originally authorized the issuance of 4,000,000 shares; however, as of March 27, 2017, only 1,875,370 shares remained available for issuance under the 2007 Plan.

The shares of Common Stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award under the 2007 Plan terminates, expires or lapses for any reason, any shares of Common Stock subject to the award may be used again for new grants under the 2007 Plan. In addition, shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation of any award may be used for grants under the 2007 Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, its parent, or any of its subsidiaries will not be counted against the shares of Common Stock available for issuance under the 2007 Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares of Common Stock available for issuance under the 2007 Plan. The number of shares of Common Stock subject to one or more awards granted to any one participant under the 2007 Plan during any fiscal year of the Company may not exceed 500,000.

Awards

The 2007 Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, performance bonus awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2007 Plan, except as provided below.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The exercise price of incentive stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless such incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of Company stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options granted pursuant to the 2007 Plan will not be less than the par value of one share of Common Stock on the date of grant. Incentive stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees. Nonqualified stock options may be exercised as determined by the Committee. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the exercise price must be paid in full in cash, by tendering previously-acquired shares of Common Stock with a fair market value at the time of exercise equal to the aggregate exercise price of the option or the exercised portion thereof (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences), or by tendering other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock awards may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Committee (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to (i) the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over (ii) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (iii) the aggregate number of shares of Common Stock subject to the SAR. Such payment may be in the form of cash, Common Stock, or a combination of both cash and Common Stock, as determined by the Committee. To the extent that such payment is in the form of Common Stock, such payment shall satisfy all of the restrictions imposed by the 2007 Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the 2007 Plan.

Restricted stock units may be granted pursuant to the 2007 Plan, typically without consideration from the participant or for a nominal purchase price. Restricted stock units may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Committee. Like restricted stock, restricted stock units generally may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, performance bonus awards, performance-based awards, and other stock-based awards.

The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share of Common Stock, price per share of Common Stock, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company, its parent, or its subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. The maximum amount of any performance bonus award made under the 2007 Plan that is payable in cash to a covered employee with respect to a fiscal year of the Company cannot exceed $2,000,000 for such fiscal year.

Adjustment to Awards

If there is any dividend or other distribution, recapitalization, stock split, merger, consolidation, spin-off, combination, exchange or other corporate event affecting the Common Stock or the share price of the Common Stock, the Committee:

•

may appropriately adjust the aggregate number and type of shares of Common Stock subject to the 2007 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;

•

may provide for the termination of any award in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•	may provide for the replacement of any award with other rights or property selected by the Committee in its sole discretion;

•	may provide that any outstanding award cannot vest, be exercised, or become payable after such event;

•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of Common Stock covered thereby;

•

may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2007 Plan or shall substitute similar awards for those outstanding under the 2007 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

may make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or shares of restricted stock or deferred stock, or (ii) to terms and conditions of outstanding rights, options, and awards or future rights, options, and awards.

If there is a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the Committee shall make proportionate adjustments (if any), as the Committee in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2007 Plan, and the exercise price or grant price of such outstanding award (if applicable).

Effect of a Change in Control

In the event of a change in control of the Company, all awards shall become fully exercisable and all forfeiture restrictions on such awards shall lapse, unless any surviving or acquiring entity assumes, converts, or replaces such awards.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend, or modify the 2007 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, and to increase the number of shares of Common Stock available under the 2007 Plan. The Committee may amend awards granted pursuant to the 2007 Plan to reduce the per share exercise price of such awards from the per share exercise price as of the date of grant, and the Committee may grant an award in exchange for, or in connection with, the cancellation or surrender of an award having a higher per share exercise price.

Assuming stockholder approval in 2017 pursuant to this proposal, in no event may an award be granted pursuant to the 2007 Plan on or after the March 27, 2027.

Federal Income Tax Consequences

Non-Qualified Stock Options

For federal income tax purposes, if participants are granted non-qualified stock options under the 2007 Plan, participants will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after participants terminate employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and participants will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to “covered employees” (as defined in Section 162(m) of the Code).

New Plan Benefits

Awards granted from the 2007 Plan are subject to the discretion of the Committee. Except with respect to certain grants approved by the Committee on February 22, 2017, no determinations have been made by the Committee as to any future awards that may be granted pursuant to the 2007 Plan.

The following table sets forth, with respect to the individuals and groups identified therein, information regarding restricted stock awards that are expected to be granted under the 2007 Plan after our Annual Meeting, subject to stockholder approval of the 2007 Plan.

2007 Equity Incentive Award Plan

Name and Position	Dollar Value ($)(1)	Number of Shares subject to Restricted Stock Unit Awards (#)
George G. Beasley, Chairman	204,000	15,000
Caroline Beasley, Chief Executive Officer	340,000	25,000
Bruce G. Beasley, President	340,000	25,000
Brian E. Beasley, Chief Operating Officer	340,000	25,000
All Executive Officers as a Group	1,428,000	105,000
All Non-Employee Board Members as a Group	—	—
All Non-Executive Officer Employees as a Group	204,000	15,000

(1)	Amounts shown are based on the closing price per share of the Common Stock on March 27, 2017 of $13.60.

Vote Required

Approval of the 2007 Plan, as amended, requires the affirmative vote of a majority of the votes cast by holders of the Class A and Class B Common Stock present in person or by proxy at the Annual Meeting, each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock being entitled to ten votes each. Abstentions and broker non-votes are not included in the tabulation of the voting results and, therefore, will have no effect on the outcome of the vote.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote “FOR” the approval of the 2007 Plan as amended and described above.

NAMED EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this Proxy Statement are listed below. We described each executive’s business experience under Proposal No. 1—Election of Directors. All executive officers hold office until their successors are appointed.

Name	Age	Position
George G. Beasley	85	Chairman
Caroline Beasley	54	Chief Executive Officer and Director
Bruce G. Beasley	59	President and Director
Brian E. Beasley	57	Chief Operating Officer and Director

OTHER EXECUTIVE OFFICERS OF THE REGISTRANT

Marie Tedesco, age 55, was appointed as Chief Financial Officer of Beasley Broadcast Group, Inc. on January 1, 2017, previously serving as Vice President of Finance since 1996. She began her employment with the Company in 1991 as Corporate Controller. Ms. Tedesco is a native of Sweden, where she attended Olympia College. After graduating from UCLA with a B.S. degree in finance, she started her radio career in Los Angeles. From 1984 through 1987, she worked in the accounting department of Radio & Records, Inc. Beginning in 1988, she moved to New York, where she was employed in the accounting department of Westwood One. In 1989, while still employed by Westwood One, she moved back to Los Angeles where she assisted in launching their Radio Station KQLZ-FM, aka “Pirate Radio”.

EXECUTIVE COMPENSATION

2016 SUMMARY COMPENSATION TABLE

The following table summarizes total compensation earned by each of the named executive officers during 2015 and 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
George G. Beasley Chairman	2016 2015	730,187 725,757	88,000 130,750	200,000 275,000	13,216 13,219	(3)	1,031,403 1,144,726
Caroline Beasley Chief Executive Officer	2016 2015	488,645 452,740	88,000 130,750	500,000 125,000	22,763 21,498	(4)	1,099,408 729,988
Bruce G. Beasley President	2016 2015	474,966 472,083	88,000 130,750	300,000 125,000	13,252 12,557	(4)	876,218 740,390
Brian E. Beasley Chief Operating Officer	2016 2015	464,282 435,189	88,000 130,750	300,000 125,000	11,926 11,805	(4)	864,208 702,744

(1)	The grant date fair value amounts in this column were calculated in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in note 13 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 23, 2017. On March 18, 2016, each named executive officer was awarded 25,000 shares of restricted Class A common stock with a grant date fair value of $88,000, all of which remained restricted as of December 31, 2016. These awards vested on February 11, 2017. On March 11, 2015, each named executive officer was awarded 25,000 shares of restricted Class A common stock with a grant date fair value of $130,750. These awards vested on February 11, 2016. Prior to vesting, shares of restricted stock do not have voting rights or receive dividends.

(2)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent annual cash bonuses earned for 2015 and 2016, respectively. Annual cash bonuses for our named executive officers were paid under our Performance Incentive Plan, which was adopted by our Board of Directors, effective as of January 1, 2012.
(3)	Other compensation includes a car allowance of $12,000 per annum and reimbursement for the named executive officer’s portion of dental, vision and long-term disability insurance premiums.
(4)	Other compensation includes reimbursement for the named executive officer’s portion of health, dental, vision and long-term and short-term disability insurance premiums.

Employment Agreements

The Company entered into an employment agreement with George G. Beasley effective as of February 11, 2005, and amended as of December 31, 2008, pursuant to which he serves as the Chairman of the Board of Directors. Pursuant to this agreement, Mr. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. Mr. Beasley agreed not to take an increase in 2016. The employment agreement with Mr. Beasley will be automatically extended for successive one-year periods following the end of the current term, unless Mr. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the current term. The Company could incur severance obligations under the terms of the employment agreement in the event that Mr. Beasley’s employment is terminated without cause or if he resigns for good reason or material good reason, or upon his death or disability, as described in the section regarding Termination or Change in Control Payments below.

The Company entered into an employment agreement with Caroline Beasley effective as of February 11, 2005, and amended as of December 31, 2008, pursuant to which she serves as Chief Executive Officer. Pursuant to this agreement, Ms. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. Effective March 18, 2016, the annual base salary for Ms. Beasley was increased to $500,000. The employment agreement with Ms. Beasley will be automatically extended for successive one-year periods following the end of the current term, unless Ms. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the current term. The Company could incur severance obligations under the terms of the employment agreement in the event that Ms. Beasley’s employment is terminated without cause or if she resigns for good reason or material good reason, or upon her death or disability, as described in the section regarding Termination or Change in Control Payments below.

The Company entered into an employment agreement with Bruce G. Beasley effective as of February 11, 2005, and amended as of December 31, 2008, pursuant to which he serves as President. Pursuant to this agreement, Mr. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. Mr. Beasley agreed not to take an increase in 2016. The employment agreement with Mr. Beasley will be automatically extended for successive one-year periods following the end of the current term, unless Mr. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the current term. The Company could incur severance obligations under the terms of the employment agreement in the event that Mr. Beasley’s employment is terminated without cause or if he resigns for good reason or material good reason, or upon his death or disability, as described in the section regarding Termination or Change in Control Payments below.

The Company entered into an employment agreement with Brian E. Beasley effective as of February 11, 2005, and amended as of December 31, 2008, pursuant to which he serves as Chief Operating Officer. Pursuant to this agreement, Mr. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. Effective April 1, 2016, the annual base salary for Mr. Beasley was increased to $474,965. The employment agreement with Mr. Beasley will be automatically extended for successive one-year periods following the end of the current term, unless

Mr. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the current term. The Company could incur severance obligations under the terms of the employment agreement in the event that Mr. Beasley’s employment is terminated without cause or if he resigns for good reason or material good reason, or upon his death or disability, as described in the section regarding Termination or Change in Control Payments below.

Incentive Compensation

Our Compensation Committee has historically utilized two forms of incentive compensation: annual cash bonuses and equity awards. The cash component is designed to convey an immediate recognition of services performed by the recipient, while the equity component is tied to vesting requirements and is designed to not only compensate but to also motivate and retain the recipient over the vesting period.

All of our named executive officers are eligible to receive annual cash bonuses under our Performance Incentive Plan, which was adopted by our Board of Directors, effective as of January 1, 2012 and equity-based awards under our 2007 Equity Incentive Award Plan.

Annual cash bonus awards are determined based upon our Company’s achievement against a pre-established financial performance metric and the Compensation Committee’s subjective assessment of performance. Target bonus award levels are set for each of the named executive officers and awards may be earned above or below the target level based on the total performance assessment, as determined by our Compensation Committee, although no pre-set formulas are established for this purpose. For 2016, the financial performance metric was based on aggregate station operating income, with the performance target level set at $31.5 million. Subjective performance factors that are considered from time to time include station ratings, acquisition and divestiture activity, the Company’s ability to manage extraordinary events and market conditions and the Company’s overall performance relative to other similarly situated radio companies. Performance assessments may vary by individual, although no individual considerations were taken into account for 2016.

In 2016, we attained an aggregate station operating income of $40.0 million and our Compensation Committee generally determined on a subjective basis that performance satisfied expectations for the year. In making its subjective determination of performance, our Compensation Committee took into account our overall financial and operational performance relative to other similarly situated radio companies as well as our transition activities related to the merger with Greater Media, Inc. that was completed in December 2016. These transition activities required continued extraordinary efforts from our named executive officers throughout 2016 and represented a key driver in shaping the strategic focus of our Company going forward. Based on these considerations, our named executive officers were each awarded a cash bonus as set forth in the 2016 Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Retirement Plans

We have a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers eligible employees of the Company and any designated affiliate, including our named executive officers. The 401(k) Plan permits eligible employees to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Employees aged twenty-one years or older are eligible to participate in the 401(k) Plan after completing one year of service with the Company. In addition, part-time employees must have completed 1,000 hours of service in order to be eligible to participate in the 401(k) Plan.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes equity awards outstanding as of December 31, 2016 for each of the named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
George G. Beasley	25,000	(1)	$153,750
Caroline Beasley	25,000	(1)	$153,750
Bruce G. Beasley	25,000	(1)	$153,750
Brian E. Beasley	25,000	(1)	$153,750

(1)	On March 18, 2016, the named executive officer was awarded 25,000 shares of restricted Class A common stock, all of which remained restricted as of December 31, 2016. This award vested on February 11, 2017.
(2)	Market value was determined by multiplying the number of shares that have not vested by the closing stock price of $6.15 on December 30, 2016.

TERMINATION OR CHANGE IN CONTROL PAYMENTS

Potential Termination Payments

Each of our named executive officers entered into an employment agreement with us effective as of February 11, 2005 and amended as of December 31, 2008, providing for an initial three-year term, subject to automatic one-year renewals if not terminated by either party. The employment agreements provide for severance benefits under certain events. The employment agreements provide that in the event of a termination by us without “cause,” a termination by the executive for “good reason,” or termination of employment due to death or disability, the terminated executive (or, in the case of death, the executive’s estate) will be entitled to (i) severance payment that is equal to one year of the executive’s annual base salary, (ii) continued receipt of certain benefits including medical insurance and life insurance for one year following the date of termination, and (iii) full vesting of all outstanding equity awards. The employment agreements provide for an additional lump sum payment equal to six months of the executive’s annual base salary in the event of a termination by us without “cause,” a termination by the executive for “material good reason,” or termination of employment due to death or disability. In the event of a termination by us as a result of the executive’s disability, the executive will continue to receive his or her annual base salary until the date of termination and be entitled to receive the payments and benefits described above following the date of termination.

Under the employment agreements, “disability” means the absence of the executive from the executive’s duties on a full-time basis for a period of 180 consecutive days as a result of incapacity due to mental or physical illness. “Cause,” means the executive’s: (i) failure substantially to perform his or her duties under the employment agreement, other than any such failure resulting from the executive’s disability, after notice and reasonable opportunity for cure, all as determined by our board of directors; (ii) conviction of a felony or a crime involving moral turpitude; or (iii) fraud or personal dishonesty involving our assets. “Good reason” exists where we fail to make any payment or provide any benefit under the employment agreement or commit a material breach of the employment agreement and do not cure such failure or breach after notice and a reasonable opportunity to cure. “Material good reason” means the occurrence of any of the following: (i) a material diminution in the executive’s annual base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a material diminution in the budget over which the executive retains authority; (iv) a material change in the geographic location at which the executive must perform services under the employment agreement; or (v) any other action or inaction that constitutes a material breach by us under the employment agreement; provided that the executive submits written notice of the occurrence of each such event within 90 days of the occurrence of such event, and we have not remedied such event within a 30-day period after receipt of such written notice.

2016 DIRECTOR COMPENSATION

The Company’s non-employee directors receive fixed annual fees for their services on the Board of Directors, and Audit and Compensation Committees.

The following table summarizes total compensation earned by each non-employee director during 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Joe B. Cox	$33,000	$30,000	$63,000
Herbert W. McCord	$33,000	$30,000	$63,000
Mark S. Fowler	$25,000	$30,000	$55,000
Allen B. Shaw	$25,000	$15,000	$40,000
Peter A. Bordes, Jr.	$4,167	$—	$4,167

(1)	Non-employee members of the Board of Directors receive an annual retainer of $25,000. In addition, the chairman of the Audit Committee (Mr. Cox) and the chairman of the Compensation Committee (Mr. McCord) each receive an annual fee of $8,000. Employee members of the Board of Directors, including our named executive officers, receive no additional compensation for their services provided as a director.
(2)	On March 18, 2016, Messrs. Cox, Fowler, and McCord were each awarded 8,523 shares of restricted Class A common stock all of which are vested as of December 31, 2016. On March 18, 2016, Mr. Shaw was awarded 4,261 shares of restricted Class A common stock all of which are vested as of December 31, 2016. Prior to vesting, shares of restricted stock did not have voting rights or receive dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Class A common stock and Class B common stock as of April 10, 2017 by:

•	Each person who is known by the Company to own beneficially more than 5% of our Class A common stock or Class B common stock;

•	Each of the Company’s directors;

•	Each of the named executive officers; and

•	All executive officers and directors as a group.

Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission, and generally includes any shares over which a person exercises sole or shared voting or investment power. Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of Class B common stock are convertible into shares of Class A common stock on a one-for-one basis at the option of the holder at any time, and are all deemed outstanding for calculating the percentage of outstanding shares of the person holding those shares of Class B common stock, but are not deemed outstanding for calculating the percentage of any other person. Shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of April 10, 2017 are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options but are not deemed outstanding for calculating the percentage of any other person. Restricted shares of Class A common stock that are currently vested or that will be vested within 60 days (but no other shares of restricted common stock) are deemed outstanding for calculating the percentage of outstanding shares of the person holding those shares of restricted stock. All restricted shares of Class A common stock currently outstanding, whether vested or not, are deemed outstanding for calculating the aggregate number of shares outstanding. The address of each beneficial owner, unless stated otherwise, is c/o Beasley Broadcast Group, 3033 Riviera Drive, Suite 200, Naples, Florida 34103.

	Common Stock
	Class A			Class B
Name and Address of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares		Percent of Class	Percent of Total Economic Interest (1)	Percent of Total Voting Power (2)
George G. Beasley	1,295,488	(3)	10.9%	10,687,605	(4)	64.1%	42.0%	60.6%
Caroline Beasley	194,082	(5)	1.6	1,497,955	(6)	9.0	5.9	8.5
Bruce G. Beasley	230,426		1.9	1,497,955	(7)	9.0	6.1	8.5
Brian E. Beasley	163,082	(8)	1.4	948,100	(9)	5.7	3.9	5.4
Joe B. Cox	8,559		*	—		—	*	*
Mark S. Fowler	36,506		*	—		—	*	*
Herbert W. McCord	34,506		*	—		—	*	*
Allen B. Shaw	23,752		*	—		—	*	*
Peter A. Bordes, Jr. (12) (17)	1,413,850.99		11.9	—		—	4.9	*
Marie Tedesco	12,000		*	—		—	*	*
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	2,439,182		20.5	—		—	8.5	1.4
Bradley C. Beasley	112,312	(10)	*	1,080,292	(11)	6.5	4.2	6.1
Cristina Bordes (13) (17)	1,967,756.68		16.5	—		—	6.9	1.1
Stephen F. Lappert (14) (17)	3,550,137.58		29.8	—		—	12.4	2.0
Lee Bordes (15) (17)	3,550,137.58		29.8	—		—	12.4	2.0
Lee Bordes Revocable Trust (16) (17)	814,078.26		6.8	—		—	2.8	*
All directors and executive officers as a group	3,412,252		28.7%	14,182,700		85.1%	61.6%	81.4%

*	Less than one percent.
(1)	The percent of total economic interest for each beneficial owner is based on the number of shares beneficially owned of Class A Common Stock plus the number of shares beneficially owned of Class B Common Stock divided by the sum of (i) 11,901,962 shares of Class A Common Stock outstanding, (ii) 16,662,743 shares of Class B Common Stock outstanding; and (iii) if applicable, the number of shares of Class A common stock issuable upon exercise of options held by such person that are currently exercisable or will be exercisable before June 9, 2017.
(2)	The percent of total voting power for each beneficial owner is based on the number of shares beneficially owned of Class A Common Stock which carry one vote per share plus the number of shares beneficially owned of Class B Common Stock which carry ten votes per share multiplied by ten divided by the sum of (i) 11,901,962 shares of Class A Common Stock outstanding, (ii) 16,662,743 shares of Class B Common Stock outstanding multiplied by ten to reflect the ten votes per share for Class B Common Stock; and (iii) if applicable, the number of Class A common stock issuable upon exercise of options held by such person that are currently exercisable or will be exercisable before June 9, 2017.
(3)	Includes (i) 15,750 shares held by the beneficial owner; (ii) 47,733 shares held by GGB II Family Limited Partnership; (iii) 1,071,595 shares held by GGB Family Limited Partnership; (iv) 153,832 shares held by George G. Beasley Revocable Living Trust dated May 26, 2006; (v) 482 shares held by GGB Family Enterprises, Inc., and (vi) 6,096 shares held by the REB Florida Intangible Tax Trust dated August 20, 2004.

(4)	Includes (i) 9,894,229 shares held by GGB II Family Limited Partnership; (ii) 332,171 shares held by GGB Family Limited Partnership; (iii) 164,469 shares held by George G. Beasley Revocable Living Trust dated May 26, 2006; and (iv) 296,736 shares held by the REB Florida Intangible Tax Trust dated August 20, 2004. Does not include 39,835 shares held by the Shirley Ann Beasley Revocable Trust dated June 16, 1998. Shirley Beasley is Mr. Beasley’s spouse.
(5)	Includes (i) 182,582 shares held by the beneficial owner, and (ii) 11,500 shares held by the beneficial owner’s children.
(6)	Includes (i) 553,276 shares held by the Barbara Caroline Beasley Revocable Trust dated April 14, 1998; (ii) 495,764 shares held by the George G. Beasley Trust f/b/o Barbara Caroline Beasley u/a/d 12/9/08, and (iii) 448,915 shares held by the George Beasley Estate Reduction Trust, of which the beneficial owner is a co-trustee.
(7)	Includes (i) 553,276 shares held by the Bruce G. Beasley Revocable Trust dated June 19, 2006; (ii) 495,764 shares held by the George G. Beasley Trust f/b/o Bruce G. Beasley u/a/d 12/9/08, and (iii) 448,915 shares held by the George Beasley Estate Reduction Trust, of which the beneficial owner is a co-trustee.
(8)	Includes (i) 152,582 shares held by the beneficial owner, and (ii) 10,500 shares held by the beneficial owner’s children.
(9)	Includes (i) 196,540 shares held by the Brian E. Beasley Revocable Trust dated June 17, 2003, and (ii) 751,560 shares held by the George G. Beasley Trust f/b/o Brian E. Beasley u/a/d 12/9/08.
(10)	Includes (i) 31,593 shares held by the beneficial owner, (ii) 64,219 shares held by the Bradley C. Beasley Revocable Trust dated July 13, 1999; and (iii) 16,500 shares held by the beneficial owner’s children.
(11)	Includes (i) 584,528 shares held by the Bradley C. Beasley Revocable Trust dated July 13, 1999, and (ii) 495,764 shares held by the George G. Beasley Trust f/b/o Bradley C. Beasley u/a/d 12/9/08.
(12)	Includes (i) 867,679 shares of Class A Common Stock issued in the names of various trusts and delivered to U.S. Bank National Association to be held in escrow pending a determination of any purchase price adjustment in connection with the acquisition of Greater Media, Inc. by the Company; and (ii) 546,171.99 shares of Class A Common Stock owned of record by the Peter A. Bordes, Jr. 2009 Gift Trust, of which Mr. Bordes is co-trustee.
(13)	Includes (i) 546,171.99 shares of Class A Common Stock owned of record by the Cristina Bordes 2009 Gift Trust, of which Ms. Bordes is co-trustee; and (ii) an aggregate of 1,421,584.69 shares of Class A Common Stock owned of record by twelve Grantor Retained Annuity Trusts (GRAT) in the name of Lee Bordes (the “Lee Bordes GRATs”), of which Ms. Bordes is co-trustee.
(14)	Includes (i) (a) 546,171.99 shares of Class A Common Stock owned of record by the Peter A. Bordes, Jr. 2009 Gift Trust, (b) 546,171.99 shares of Class A Common Stock owned of record by the Cristina Bordes 2009 Gift Trust, (c) 490,036.91 shares of Class A Common Stock owned of record by the Stephanie Bordes 2009 Gift Trust, and (d) 546,171.99 shares of Class A Common Stock owned of record by the Stephen Bordes 2009 Gift Trust (together the “Gift Trusts”); and (ii) an aggregate of 1,421,584.69 shares of Class A Common Stock owned of record by the Lee Bordes GRATs. Mr. Lappert is co-trustee of each of the Gift Trusts and each of the Lee Bordes GRATs.
(15)	Includes (i) 2,128,552.89 shares of Class A Common Stock owned of record by the Gift Trusts, of which Ms. Bordes is co-trustee; and (ii) an aggregate of 1,421,584.69 shares of Class A Common Stock owned of record by the Lee Bordes GRATs, of which Ms. Bordes is co-trustee.
(16)	Peter A. Bordes, Jr., Cristina Bordes, Stephanie L. Bordes, Stephen M. Bordes and JPMorgan Chase Bank, N.A. are the trustees and have the shared power to vote and dispose of the shares held by the trust.
(17)	The business address of each of the persons noted in footnotes 12-16 is (i) for Peter A. Bordes, Jr., c/o oneQube, 330 7th Avenue, New York, NY 10001; (ii) for each of Cristina Bordes, Stephanie Bordes, Stephen Bordes and Lee Bordes, c/o Ms. Harriet Grier 301 N. Harrison St. #1000, Princeton, NJ 08540; (iii) for each of Stephen F. Lappert, the Lee Bordes GRATs, the Gift Trusts and the Lee Bordes Revocable Trusts, c/o Carter Ledyard & Millburn LLP, Two Wall Street, New York, NY 10005. The information presented for these persons is based on a Schedule 13D filed by them with the SEC on November 14, 2016.

AUDIT COMMITTEE REPORT

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2016.

We have discussed with the independent auditors, Crowe Horwath LLP, the matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board standards.

We have received and reviewed the written disclosures and the letter from Crowe Horwath LLP required by PCAOB Rule 3526, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Joe B. Cox, Chair

Mark S. Fowler

Herbert W. McCord

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has reappointed Crowe Horwath LLP (“Crowe Horwath”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2017. In making this appointment, the Audit Committee considered whether the audit and non-audit services Crowe Horwath will provide are compatible with maintaining the independence of the Company’s outside auditors. The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Crowe Horwath before the firm is retained. The Audit Committee pre-approves all audit and permitted non-audit services to be performed for the Company by its independent public accountants. The chairperson of the Audit Committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The Audit Committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent public accountant’s independence.

Representatives of Crowe Horwath are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees, Other Fees and Services of Independent Registered Public Accountants

The following table summarizes fees billed to the Company by Crowe Horwath LLP in 2015 and 2016:

	2015	2016
Audit fees (1)	$175,000	$395,000
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	9,000	18,000

	$184,000	$413,000

(1)	Includes fees billed for (i) the audit of the Company’s annual financial statements in 2015 and 2016, (ii) the reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q in 2015 and 2016, and (iii) the audit of the assets acquired and liabilities assumed from Greater Media, Inc. in 2016.

(2)	Includes fees billed for (i) the annual audit of the Company’s benefit plan in 2015 and 2016, and (ii) their consent related to the Company’s information statement and Form S-3 related to the acquisition of Greater Media, Inc. in 2016.

All of the services provided to the Company by Crowe Horwath LLP during 2015 and 2016 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Review and Approval of Related Party Transactions In 2007, the Board of Directors adopted the Company’s Related Party Transaction Policy (the “Policy”). The Policy applies to any transaction, or series of transactions in which the Company, its subsidiaries or affiliates is or will be a participant, the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, and in which any related party has or will have a direct or indirect interest. A related party for purposes of the policy includes:

•	any Company executive officer, director or nominee for election as a director;

•	an owner of 5% or more of Company stock; and

•	any immediate family member of any person listed above.

Under the Policy, the Audit Committee of the Board of Directors reviews the facts relating to all related party transactions and either approves or disapproves the Company’s entry into the transaction. If advance Audit Committee approval of a transaction is not feasible, then the Audit Committee will consider the transaction and, if it determines the transaction to be appropriate, will ratify the transaction at the Committee’s next regularly scheduled meeting.

As adopted, the Policy has standing pre-approvals for transactions that meet specific criteria or are not considered related person transactions by the SEC. Pre-approved transactions include:

•

any transaction with another company where the Related Party’s only relationship with such other company is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that other company’s shares;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000, or two percent of the charitable organization’s total annual receipts;

•

any transaction where the Related Party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends); and

•	any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

During 2015 and 2016, the Company engaged in several transactions in which our executive officers, including our Chairman, George G. Beasley, and members of his family were participants. These transactions are described below. While the Policy had not been adopted at the time certain of these transactions and arrangements were entered into or commenced, each has been subsequently ratified by the Audit Committee pursuant to the Policy.

Beasley Broadcasting Management, LLC

The Company leases its principal executive offices in Naples, FL from Beasley Broadcasting Management, LLC, which is held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other family members of George G. Beasley. Rental expense was $0.2 million for each of the years ended December 31, 2015 and 2016.

Beasley Family Towers, LLC

On December 31, 2015, the Company sold the tower for one radio station in Augusta, GA to Beasley Family Towers, LLC (“BFT”), which is partially held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other family members of George G. Beasley and partially owned directly by Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other family members, for $1.3 million then leased the tower back under an agreement which expires on December 31, 2025 with four automatic renewal terms of five years each. The lease met the criteria to be recorded as a capital lease, however based on the terms of the lease agreement the $0.8 million gain on sale was deferred and will be recognized as the capital lease property is depreciated. Rental expense was approximately $12,000 for the year ended December 31, 2016.

On November 30, 2015, the notes receivable from BFT were repaid in full. The notes totaled $1.7 million as of January 1, 2015. Interest income on the notes receivable from BFT was approximately $37,000 for the years ended December 31, 2015.

On August 4, 2006, the Company entered into an agreement to lease several radio towers for one radio station in Boca Raton, FL from BFT. The lease agreement expires on April 30, 2021. Lease payments are currently offset by the partial recognition of a deferred gain on sale from the sale of these towers to BFT in 2006, therefore no rental expense was reported for these towers for the years ended December 31, 2015 and 2016. On November 17, 2015, two of the towers were sold to an unrelated party and $0.3 million of the gain deferred in 2006 was recognized and reported in other income (expense), net. In addition, BFT prepaid rent of $0.7 million on behalf of the Company to the unrelated party. The prepaid rent will be repaid with monthly payments of $5,500 through November 16, 2025. Repayments of prepaid rent to BFT were approximately $8,000 and $66,000 for the years ended December 31, 2015 and 2016, respectively.

The Company leases radio towers for 23 radio stations in various markets from BFT. The lease agreements expire on various dates through December 28, 2020. Rental expense was $0.5 million for each of the years ended December 31, 2015 and 2016.

GGB Augusta, LLC

The Company leases land for its radio stations in Augusta, GA from GGB Augusta, LLC which is held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other family members of George G. Beasley. The lease agreement expires on November 1, 2023. Rental expense was approximately $42,000 for each of the years ended December 31, 2015 and 2016.

GGB Estero, LLC

The Company leases property for its radio stations in Fort Myers, FL from GGB Estero, LLC which is held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other family members of George G. Beasley. The lease agreement expires on August 31, 2019. Rental expense was $0.2 million for each of the years ended December 31, 2015 and 2016.

GGB Las Vegas, LLC

The Company leases property for its radio stations in Las Vegas, NV from GGB Las Vegas, LLC which is controlled by George G. Beasley. The lease agreement expires on December 31, 2018. Rental expense was $0.2 million for each of the years ended December 31, 2015 and 2016.

LN2 DB, LLC

On March 25, 2011, the Company contributed $250,000 to Digital PowerRadio, LLC (now LN2 DB, LLC) in exchange for 25,000 units or approximately 20% of the outstanding units. The Company contributed an additional $62,500 on February 14, 2012, $104,167 on July 31, 2012, $104,167 on April 10, 2013, $104,167 on April 4, 2014, $166,667 on April 3, 2015, and $166,667 on May 3, 2016 which maintained its ownership interest at approximately 20% of the outstanding units. The Company may be called upon to make additional pro rata cash contributions to LN2 DB, LLC in the future. On February 22, 2017, the Company contributed $150,000 to LN2 DB, LLC in exchange for a note bearing interest at 18% per annum. Principal and accrued interest are due on the maturity date of December 31, 2019. LN2 DB, LLC is managed by Fowler Radio Group, LLC which is partly-owned by Mark S. Fowler, an independent director of the Company.

Wintersrun Communications, LLC

On December 31, 2015, the Company sold the tower for one radio station in Charlotte, NC to Wintersrun Communications, LLC (“Wintersrun”), which is partially held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other family members of George G. Beasley and partially owned directly by Bruce G. Beasley and Brian E. Beasley, for $0.4 million then leased the tower back under an agreement which expires on December 31, 2025 with four automatic renewal terms of five years each. The lease met the criteria to be recorded as a capital lease however, based on the terms of the lease agreement, the $0.3 million gain on sale was deferred and will be recognized as the capital lease property is depreciated. Rental expense was approximately $60,000 for the year ended December 31, 2016.

The Company leased a radio tower for one radio station in Augusta, GA from Wintersrun. Rental expense was approximately $24,000 for the year ended December 31, 2015. On October 16, 2015, the tower was sold to an unrelated party and Wintersrun prepaid rent of $0.3 million on behalf of the Company to the unrelated party. The prepaid rent will be repaid with monthly payments of $2,559 through October 16, 2025. Repayments of prepaid rent to Wintersrun were approximately $6,000 and $31,000 for the years ended December 31, 2015 and 2016, respectively.

Employees

The compensation of Caroline Beasley, Bruce G. Beasley and Brian E. Beasley, children of George G. Beasley, is discussed above in “Executive Compensation.” Bradley C. Beasley, son of George G. Beasley is currently employed by the Company and was paid $343,340 and $396,386 in 2015 and 2016, respectively. The amounts paid include a base salary and performance-based cash bonuses. Adam Lurie, son-in-law of Bruce G. Beasley, is currently employed by the Company and was paid $262,068 and $280,908 in 2015 and 2016, respectively. The amounts paid include a base salary, commissions and performance-based cash bonuses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports and upon written representations from each of the Company’s officers and directors, the Company believes that, for the year ended December 31, 2016, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company adopted a Code of Business Conduct and Ethics applicable to all of its directors and employees, including its principal executive officer and principal financial and accounting officer, which is a “code of ethics” as defined by applicable rules of the SEC. This code is available on the Company’s website at www.bbgi.com. A copy may also be obtained upon request from the Secretary of the Company. If the Company makes any amendments to this code other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of this code that applies to the Company’s principal executive officer or principal financial and accounting officer and relates to an element of the SEC’s “code of ethics” definition, the Company will disclose the nature of the amendment or waiver, its effective date and to whom it applies on its website at www.bbgi.com.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

To be considered for presentation in the Company’s Proxy Statement related to the Annual Meeting of Stockholders to be held in 2018, a stockholder proposal must be received by Joyce Fitch, Secretary, Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103 no later than December 25, 2017. In addition, all such proposals must comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If we have not received notice on or before March 10, 2018 of any matter a stockholder intends to propose for a vote at the 2018 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies properly processed will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be properly processed and that your shares be represented. Stockholders are urged to promptly submit their proxies by telephone by following the instructions on the Notice of Availability of Proxy Materials.

This Proxy Statement and our 2016 Annual Report to Stockholders are available, beginning April 24, 2017, at our website www.bbgi.com. You may also access our Proxy Statement and 2016 Annual Report to Stockholders at www.proxydocs.com/BBGI. Stockholders may obtain, free of charge, a copy of our Proxy Statement or our 2016 Annual Report to Stockholders by writing to Beasley Broadcast Group, Inc., Attn: Investor Relations, 3033 Riviera Drive, Suite 200, Naples, Florida 34103. Please note that the information contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

By Order of the Board of Directors

Joyce Fitch, Secretary

Dated: April 24, 2017

Naples, Florida

Appendix A

BEASLEY BROADCAST GROUP, INC.

2007 EQUITY INCENTIVE AWARD PLAN

(as amended and restated effective May     , 2017)

PURPOSE

The purpose of the Beasley Broadcast Group, Inc. 2007 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Beasley Broadcast Group, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

“Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

“Board” means the Board of Directors of the Company.

“Change in Control” means and includes each of the following:

A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board described in Article 12.

“Consultant” means any consultant or adviser if:

The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Company or of any Parent or Subsidiary; and

The consultant or adviser is a natural person.

“Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

“Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

“Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

“Effective Date” shall have the meaning set forth in Section 13.1.

“Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

“Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Parent or Subsidiary.

“Equity Restructuring” means a non-reciprocal transaction, as determined by the Committee, between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing sales price for a share of Stock as reported on the NASDAQ National Market (or on any national securities exchange on which the Stock is then listed) for the date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Independent Director” means a member of the Board who is not an Employee of the Company or of any Parent or Subsidiary.

“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

“Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

“Parent” means any “parent corporation”, as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder, of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

“Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

“Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

“Performance Bonus Award” has the meaning set forth in Section 8.8.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share of

Stock, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. To the extent an Award is intended to be Qualified Performance-Based Compensation, the Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. To the extent an Award is intended to be Qualified Performance-Based Compensation, the Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

“Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

“Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

“Plan” means this Beasley Broadcast Group, Inc. Equity Incentive Award Plan, as it may be amended from time to time.

“Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

“Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

“Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock” means the Class A common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

“Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

“Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

SHARES SUBJECT TO THE PLAN

Number of Shares.

Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 3,500,000; (ii) the number of shares of Stock remaining available for issuance and not subject to awards granted under the 2000 Equity Plan of Beasley Broadcast Group, Inc. (the “Existing Plan”) as of the Effective Date; plus (iii) with respect to awards granted under the Existing Plan on or before the Effective Date that expire or are canceled without having been exercised in full or shares of Stock that are forfeited or repurchased pursuant to the terms of awards granted under the Existing Plan, the number of shares of Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are forfeited or repurchased by the Company. The aggregate number of shares of Stock authorized for issuance under the Existing Plan was 4,000,000 shares of Stock and, accordingly, the total number of shares of Stock under clauses (i), (ii) and (iii) in the preceding sentence shall not exceed 7,500,000 shares of Stock. Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 7,500,000 shares of Stock, subject to Article 11. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in the preceding sentence, and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Parent or Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

Stock Distributed. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company (measured from the date of any grant) shall be 500,000.

ELIGIBILITY AND PARTICIPATION

Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the limitations on the number of shares of Stock (a) issued or transferred pursuant to Awards under the Plan, as detailed in Section 3.1, and (b) issued or transferred pursuant to Awards granted to any one Participant during any fiscal year of the Company, as detailed in Section 3.3 of the Plan.

STOCK OPTIONS

General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than par value of a share of Stock on the date of grant.

Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

Eligibility. Incentive Stock Options may be granted only to Employees.

Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of options by a Participant may be permitted through the use of such an automated system.

RESTRICTED STOCK AWARDS

Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

STOCK APPRECIATION RIGHTS

Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

Stock Appreciation Rights.

(a) A Stock Appreciation Right (“SAR”) shall have a term set by the Committee. A SAR shall be exercisable in such installments as the Committee may determine. A SAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each SAR shall be set by the Committee; provided, however, that the Committee in its sole and absolute discretion may provide that the SAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value of a share of Stock on the date of exercise of the SAR by the number of shares of Stock with respect to which the SAR shall have been exercised, subject to any limitations the Committee may impose.

Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Committee.

(b) To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

OTHER TYPES OF AWARDS

Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the

Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any fiscal year of the Company shall not exceed $2,000,000.

Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

PERFORMANCE-BASED AWARDS

Purpose. The purpose of this Article 9 is to provide the Committee with the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

PROVISIONS APPLICABLE TO AWARDS

Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, a Parent, or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, a Parent, or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, a Parent, or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

Stock Certificates; Book Entry Procedures.

Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

CHANGES IN CAPITAL STRUCTURE

Adjustments.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, other than an Equity Restructuring, the Committee may make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), other than an Equity Restructuring, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions wherever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

To provide that the Award cannot vest, be exercised or become payable after such event.

In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted by the Committee as the Committee deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 11(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Article 3).

Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

Outstanding Awards—Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ADMINISTRATION

Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an “outside director” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

Designate Participants to receive Awards;

Determine the type or types of Awards to be granted to each Participant;

Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

Prescribe the form of each Award Agreement, which need not be identical for each Participant;

Decide all other matters that must be determined in connection with an Award;

Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

Amendment or Exchange of Awards and Amendment of 2000 Equity Plan. The Committee may (i) amend any Award to reduce the per share exercise price of such an Award below the per share exercise price as of the date the Award is granted and (ii) grant an Award in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price. For the purpose of his Section 12.6, the term “Award” shall, in addition to the meaning given to it in Section 2.1, have the meaning given to it in Section 1.3 of the Company’s 2000 Equity Plan, and this Section 12.6 shall amend the 2000 Equity Plan to permit the amendment or exchange contemplated by this section with respect to Awards granted thereunder.

EFFECTIVE AND EXPIRATION DATE

Effective Date. The Plan was originally effective as of the date of its first approval by the Company’s stockholders (the “Effective Date”).

Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after March 27, 2027. Any Awards that are outstanding after the expiration of the Plan shall remain in force according to the terms of the Plan and the applicable Award Agreement.

AMENDMENT, MODIFICATION, AND TERMINATION

Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

GENERAL PROVISIONS

No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

BEASLEY BROADCAST GROUP, INC.

June 8, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Proxy Statement and Annual Report to Stockholders

are available at www.proxydocs.com/BBGI

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛ 20933000000000000000 0	060817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:				2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
		NOMINEES:		3. Approval of the 2007 Equity Incentive Award Plan.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O George G. Beasley	(For All Classes of Common Stockholders)
		O Caroline Beasley	(For All Classes of Common Stockholders)
		O Bruce G. Beasley	(For All Classes of Common Stockholders)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of stockholders and any adjournment thereof.

These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is April 10, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

		O Brian E. Beasley	(For All Classes of Common Stockholders)
		O Joe B. Cox	(For All Classes of Common Stockholders)
		O Allen B. Shaw	(For All Classes of Common Stockholders)
		O Peter A. Bordes, Jr.	(For All Classes of Common Stockholders)
		O Mark S. Fowler	(For Class A Common Stockholders)
		O Herbert W. McCord	(For Class A Common Stockholders)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ⬛

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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BEASLEY BROADCAST GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joyce Fitch and Soni Dimond proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Beasley Broadcast Group, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 8, 2017, at 12:00 p.m. local time, and any adjournment thereof.

(Continued and to be signed on the reverse side.)

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